EXHIBIT 99.1

American River Bankshares Announces First Quarter 2009 Earnings and Financial Results

Sacramento, CA, April 16, 2009 – American River Bankshares (NASDAQ-GS: AMRB) today reported diluted earnings per share (“EPS”) for the first quarter of 2009 of $0.22, compared to the $0.31 recorded in the first quarter of 2008. Diluted EPS has been adjusted for a 5% stock dividend distributed in December 2008. Net income for the first quarter of 2009 decreased $550,000 (30.0%) to $1,283,000 from $1,833,000 for the first quarter of 2008.

“Holding our own is the best way to describe our first quarter,” said David Taber, President and CEO of American River Bankshares. “The message of ‘consistency builds value’ and our ability to be profitable in good times and bad is as relevant today, as ever.”

Net Interest Margin

Net interest margin as a percentage was 5.08% for the first quarter of 2009 compared to 4.94% for the first quarter of 2008. Net interest income for the first quarter of 2009 of $6,339,000 was consistent with the $6,342,000 for the first quarter of 2008. While interest income for the first quarter of 2009 decreased $827,000 (9.6%) to $7,751,000 from $8,578,000 for the first quarter of 2008, interest expense for the first quarter of 2009 decreased similarly by $824,000 (36.9%) to $1,412,000 from $2,236,000 for the first quarter of 2008.

The average yield on earning assets declined from 6.66% in the first quarter of 2008 to 6.20% for the first quarter of 2009. Much of the decline in yields can be attributed to the overall lower interest rate environment in response to the Federal Open Market Committee’s (the “FOMC”) decreases in the Federal funds rate. Since September of 2007, the “Prime” rate has decreased ten times for a total of 500 basis points resulting in a steady decline in short-term interest rates. The average balance of earning assets decreased 2.1% from $523,520,000 in the first quarter of 2008 to $512,668,000 in the first quarter of 2009. While the overall balance decreased slightly during the period, the Company did see a positive change in mix with an increase in average loans balances offset by a corresponding decrease in average investment securities. Average loan balances were up $14,273,000 (3.5%) to $417,779,000 while average investments securities were down $23,614,000 (20.6%) to $91,208,000. This is a direct result of the Company’s decision to use the proceeds from principal reductions, sales, and maturing investment securities to provide funding for loan growth. Foregone interest income on nonaccrual loans during the first quarter of 2009 was approximately $181,000, down from the $336,000 during the first quarter of 2008. Overall, the yield on loans during the first quarter of 2009 was 6.52% as compared to 7.22% for the first quarter of 2008, reflective of the declining rate environment.

The average cost of funds decreased from 2.38% in the first quarter of 2008 to 1.45% for the first quarter of 2009. The average balance of interest bearing liabilities increased 4.2% from $378,114,000 in the first quarter of 2008 to $394,131,000 in the first quarter of 2009. This increase resulted primarily from an increase in average time deposits of $15,679,000 (13.3%) and average other borrowings of $22,308,000 (40.3%) over the same period. The increased borrowings were used to fund the increase in loans and offset the decrease in average deposits of $21,577,000; primarily in noninterest demand and money market accounts. The Company has taken advantage of the lower borrowing rates available by locking in one to five year funding from its financial partners. At March 31, 2009, long-term borrowings (borrowings with maturities greater than one-year) were $21,500,000 or 44.2% of the total borrowings. The overall cost of borrowings dropped from 3.58% during the first quarter of 2008 to 1.73% during the first quarter of 2009.

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Loan Growth and Asset Quality

Net loans as of March 31, 2009 increased $11,899,000 (3.0%) to $410,323,000 from $398,424,000 as of March 31, 2008 but decreased slightly by $2,033,000 (0.5%) to $412,356,000 from December 31, 2008. Real estate loans increased $17,475,000 (6.2%) to $300,935,000 as of March 31, 2009 from $283,460,000 as of March 31, 2008 and were consistent with the $300,934,000 as of December 31, 2008. Commercial loans decreased $10,434,000 (10.6%) to $88,377,000 as of March 31, 2009 from $98,811,000 as of March 31, 2008 and decreased $2,248,000 (2.5%) from $90,625,000 as of December 31, 2008.

“We are open for business and our people are out pounding the pavement actively seeking new lending and deposit relationships,” said David Taber. “Smart growth, even in the current economic conditions, is still our focus.”

The loan portfolio at March 31, 2009 included: real estate loans of $300,935,000 (72% of the portfolio), commercial loans of $88,377,000 (21% of the portfolio) and other loans, which consists mainly of leases and consumer loans of $27,490,000 (7% of the portfolio). The real estate loan portfolio at March 31, 2009 includes: business property loans of $121,685,000 (40% of the real estate portfolio), investor commercial real estate of $100,793,000 (34% of the real estate portfolio), construction and land development of $43,282,000 (14% of the real estate portfolio) and other, which consists of residential and multi-family real estate of $35,175,000 (12% of the real estate portfolio).

At March 31, 2009, the allowance for loan and lease losses was $5,839,000 (1.40% of total loans and leases) compared with $6,017,000 (1.49% of total loans and leases) at March 31, 2008 and $5,918,000 (1.41% of total loans and leases) at December 31, 2008. The provision for loan and lease losses was $1,229,000 for the first quarter of 2009, compared to $337,000 for the first quarter of 2008 and $835,000 for the fourth quarter of 2008. Net chargeoffs for the first quarter of 2009 were $1,308,000 compared to $203,000 for the first quarter of 2008 and $1,100,000 for the fourth quarter of 2008. Non-performing loans and leases as of March 31, 2009 were $6,441,000 or 1.55% of total loans and leases compared to $11,688,000 or 2.89% one year ago and $6,241,000 or 1.49% as of December 31, 2008. Loans and leases past due 30 to 89 days decreased to $6,226,000 at March 31, 2009 from $7,319,000 at March 31, 2008 and decreased from $7,812,000 at December 31, 2008.

Non-performing assets were $10,919,000 at March 31, 2009 compared to $11,688,000 at March 31, 2008 and $8,399,000 at December 31, 2008. Non-performing assets to total assets as of March 31, 2009 were 1.96% compared to 1.99% one year ago and 1.49% as of December 31, 2008. During the first quarter of 2009, five properties totaling $2,630,000 were foreclosed upon and are now carried as other real estate owned (“OREO”). The corresponding loan balances were written down by $233,000 through a charge to the allowance for loan and lease losses in conjunction with the transfers to OREO. At March 31, 2008, the Company had eight OREO properties totaling $4,478,000. Subsequent to March 31, 2009, one of these properties in the amount of $716,000 was sold for its carrying value. In addition, one property in the amount of $1,233,000 is under contract of sale and is anticipated to close in May with no additional loss to the Company. In April 2009, one property with a carrying value of $213,000 was added to OREO.

The Company evaluates non-performing loans for impairment and assigns specific reserves when necessary. After the chargeoffs recorded through March 31, 2009, specific reserves of $193,000 were held on the non-performing loans considered to be impaired. This is down from $788,000 as of December 31, 2008.

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During the first quarter of 2009, fourteen additional loans and leases in the amount of $3,375,000 were placed on non-performing status. After charging off $79,000, these loans are carried at $3,296,000. Of these fourteen loans, eleven loans totaling $3,131,000 are real estate secured, two loans totaling $148,000 are unsecured, and there is one lease totaling $17,000. In addition, the Company has five loans and leases totaling $820,000 that are over 90 days past due and still accruing interest as they are well secured and in the process of collection.

Deposits and Borrowed Funds

Total deposits as of March 31, 2009 decreased $25,024,000 (5.4%) to $436,941,000 from $461,965,000 as of March 31, 2008 and remained consistent with the $437,061,000 as of December 31, 2008. Noninterest-bearing deposits decreased $17,356,000 (13.3%) to $112,695,000 as of March 31, 2009 from $130,051,000 as of March 31, 2008 and decreased $6,448,000 (5.4%) from $119,143,000 as of December 31, 2008. Interest-bearing deposits decreased $7,668,000 (2.3%) to $324,246,000 as of March 31, 2009 from $331,914,000 as of March 31, 2008 but increased $6,328,000 (2.0%) from $317,918,000 as of December 31, 2008. Other borrowings, which include both short- and long-term borrowings, decreased $7,270,000 (13.0%) to $48,621,000 as of March 31, 2009 from $55,891,000 as of March 31, 2008 and decreased $8,610,000 (15.0%) from $57,231,000 at December 31, 2008.

“With the recession impacting most of the businesses in our community and with 75% of our core deposits with businesses, this has had a clear effect on our deposit totals,” said Taber. “We’re seeing average deposit balances decline, as well as a decrease in credit line usage, as businesses are being very cautious.”

Noninterest Income and Expense

Noninterest income for the first quarter of 2009 decreased $75,000 (12.8%) to $510,000 from $585,000 for the first quarter of 2008 and noninterest expense for the first quarter of 2009 decreased $28,000 (0.8%) to $3,601,000 from $3,629,000 for the first quarter of 2008. The fully taxable equivalent efficiency ratio for the first quarter of 2009 increased slightly to 50.97% from 50.73% for the first quarter of 2008.

Income Taxes

Income taxes for the first quarter of 2009 decreased $392,000 (34.8%) to $736,000 from $1,128,000 for the first quarter of 2008 primarily due to lower levels of taxable income. The effective tax rate for the quarter ended March 31, 2009 was 36.5%, a decrease from 38.1% during the first quarter of 2008.

Capital

Total shareholders’ equity at March 31, 2009 was $63,929,000, up $3,530,000 (5.8%) from $60,399,000 at March 31, 2008 and up slightly from $63,447,000 at December 31, 2008. During the first quarter of 2009, the Company declared a quarterly cash dividend of $0.143 per share. The Company did not repurchase any of its common stock in the first quarter of 2009.

The Company’s subsidiary, American River Bank, remains above the well-capitalized regulatory guidelines. At March 31, 2009, American River Bank’s leverage ratio was 8.36%, the Tier 1 risk based ratio was 10.56% and the Total Risk Based Capital ratio was 11.81%. At March 31, 2008, American River Bank’s leverage ratio was 7.64%, the Tier 1 risk based ratio was 9.47% and the Total Risk Based Capital ratio was 10.72%.

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Performance Metrics

American River Bankshares continues a long history of enhancing shareholder value with its 101st consecutive profitable quarter. Performance measures for the first quarter of 2009 (annualized): the Return on Average Assets (ROAA) was 0.90%, Return on Average Equity (ROAE) was 8.15% and Return on Average Tangible Equity (ROATE) was 11.16% compared to the ROAA of 1.28%, ROAE of 12.26% and ROATE of 17.29%, during the first quarter of 2008.

According to research conducted by FIG Partners LLC covering the previous nine quarters, American River Bankshares’ pre-tax, pre-loan and lease loss provision ROAA has consistently ranked in the top of its peer groups nationwide.

Earnings Conference Call

The first quarter earnings conference call will be held Thursday, April 16, 2009 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live forty-five minute presentation and answer questions. Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering the Conference ID # 93681151. A recording of the call will be available twenty-four hours after the call’s completion on http://amrb.podbean.com.

About American River Bankshares

American River Bankshares [NASDAQ – GS: AMRB] is the parent company of American River Bank (“ARB”), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of “ARB”] in Sonoma County and Bank of Amador [a division of “ARB”] in Amador County. For more information, please call 916-851-0123 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the of Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company’s businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in subsequent reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

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American River Bankshares
Condensed Consolidated Balance Sheet (Unaudited)

	March 31 2009	December 31 2008	March 31 2008
ASSETS
Cash and due from banks	$9,115,000	$15,170,000	$32,029,000
Federal funds sold	—	—	—
Interest-bearing deposits in banks	2,772,000	4,248,000	4,942,000
Investment securities	92,322,000	91,621,000	114,760,000
Loans and leases:
Real estate	300,935,000	300,934,000	283,460,000
Commercial	88,377,000	90,625,000	98,811,000
Lease financing	4,578,000	4,475,000	3,705,000
Other	22,912,000	22,811,000	18,929,000
Deferred loan and lease originations fees, net	(640,000)	(571,000)	(464,000)
Allowance for loan and lease losses	(5,839,000)	(5,918,000)	(6,017,000)

Total loans and leases, net	410,323,000	412,356,000	398,424,000

Bank premises and equipment	2,204,000	2,115,000	2,008,000
Accounts receivable servicing receivables, net	633,000	1,236,000	1,621,000
Goodwill and intangible assets	17,162,000	17,228,000	17,442,000
Accrued interest receivable and other assets	21,804,000	19,183,000	16,720,000

	$556,335,000	$563,157,000	$587,946,000

LIABILITIES & SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$112,695,000	$119,143,000	$130,051,000
Interest checking	43,815,000	45,581,000	47,160,000
Money market	106,847,000	105,919,000	130,082,000
Savings	31,808,000	33,438,000	36,472,000
Time deposits	141,776,000	132,980,000	118,200,000

Total deposits	436,941,000	437,061,000	461,965,000

Short-term borrowings	27,121,000	43,231,000	38,391,000
Long-term borrowings	21,500,000	14,000,000	17,500,000
Accrued interest payable and other liabilities	6,844,000	5,418,000	9,691,000

Total liabilities	492,406,000	499,710,000	527,547,000
Total shareholders’ equity	63,929,000	63,447,000	60,399,000

	$556,335,000	$563,157,000	$587,946,000

Ratios:
Nonperforming loans and leases to total loans and leases	1.55%	1.49%	2.89%
Net chargeoffs to average loans and leases (annualized)	1.27%	1.05%	0.20%
Allowance for loan and lease loss to total loans and leases	1.40%	1.41%	1.49%

American River Bank Capital Ratios:
Leverage Ratio	8.36%	8.40%	7.64%
Tier 1 Risk-Based Capital Ratio	10.56%	10.35%	9.47%
Total Risk-Based Capital Ratio	11.81%	11.60%	10.72%

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)

	First Quarter 2009	First Quarter 2008	% Change

Interest income	$7,751,000	$8,578,000	(9.6%)
Interest expense	1,412,000	2,236,000	(36.9%)

Net interest income	6,339,000	6,342,000	—
Total noninterest income	510,000	585,000	(12.8%)
Total noninterest expense	3,601,000	3,629,000	(0.8%)

Income before provisions for income taxes and loan and lease losses	3,248,000	3,298,000	(1.5%)

Provision for loan and lease losses	1,229,000	337,000	264.7%
Provision for income taxes	736,000	1,128,000	(34.8%)

Net income	$1,283,000	$1,833,000	(30.0%)

Basic earnings per share	$0.22	$0.31	(29.0%)
Diluted earnings per share	$0.22	$0.31	(29.0%)

Average diluted shares outstanding	5,824,407	5,871,766

Net interest margin as a percentage	5.08%	4.94%

Operating Ratios (annualized):
Return on average assets	0.90%	1.28%
Return on average equity	8.15%	12.26%
Return on average tangible equity	11.16%	17.29%
Efficiency ratio (fully taxable equivalent)	50.97%	50.73%

Share and earnings per share data have been adjusted for a 5% stock dividend in 2008

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American River Bankshares
Condensed Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

	First Quarter 2009	Fourth Quarter 2008	Third Quarter 2008	Second Quarter 2008

Interest income	$7,751,000	$8,119,000	$8,604,000	$8,252,000
Interest expense	1,412,000	1,673,000	1,862,000	1,857,000

Net interest income	6,339,000	6,446,000	6,742,000	6,395,000
Total noninterest income	510,000	498,000	446,000	639,000
Total noninterest expense	3,601,000	3,236,000	3,694,000	3,642,000

Income before provisions for income taxes and loan and lease losses	3,248,000	3,708,000	3,494,000	3,392,000

Provision for loan and lease losses	1,229,000	835,000	381,000	190,000
Provision for income taxes	736,000	1,047,000	1,182,000	1,221,000

Net income	$1,283,000	$1,826,000	$1,931,000	$1,981,000

Basic earnings per share	$0.22	$0.32	$0.33	$0.34
Diluted earnings per share	$0.22	$0.32	$0.33	$0.34

Average diluted shares outstanding	5,824,407	5,794,733	5,808,514	5,826,304
Shares outstanding-end of period	5,797,533	5,792,283	5,793,286	5,819,536

Net interest margin as a percentage	5.08%	5.04%	5.14%	4.99%

Quarterly Operating Ratios (annualized):
Return on average assets	0.90%	1.28%	1.32%	1.38%
Return on average equity	8.15%	11.71%	12.51%	13.11%
Return on average tangible equity	11.16%	16.23%	17.43%	18.38%
Efficiency ratio (fully tax equivalent)	50.97%	45.03%	49.76%	50.13%

Share and earnings per share data have been adjusted for a 5% stock dividend in 2008

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American River Bankshares
Analysis of Net Interest Margin on Earning Assets (Taxable Equivalent Basis)

	2009			2008
Three months ended March 31,	Avg Balance	Interest	Avg Yield	Avg Balance	Interest	Avg Yield
ASSETS
Loans and leases	$417,779,000	$6,718,000	6.52%	$403,506,000	$7,244,000	7.22%
Taxable investment securities	64,665,000	735,000	4.61%	87,971,000	1,000,000	4.57%
Tax-exempt investment securities	26,516,000	351,000	5.37%	26,607,000	348,000	5.26%
Corporate stock	27,000	—	0.00%	244,000	4,000	6.59%
Federal funds sold	38,000	—	0.00%	249,000	2,000	3.23%
Interest bearing deposits in banks	3,643,000	33,000	3.67%	4,943,000	65,000	5.29%

Total earning assets	512,668,000	7,837,000	6.20%	523,520,000	8,663,000	6.66%

Cash & due from banks	28,654,000			16,886,000
Other assets	42,063,000			39,411,000
Allowance for loan & lease losses	(5,784,000)			(5,916,000)

	$577,601,000			$573,901,000

LIABILITIES & SHAREHOLDERS’ EQUITY
Interest checking and money market	$150,408,000	$318,000	0.86%	$168,500,000	$597,000	1.42%
Savings	32,423,000	54,000	0.68%	36,301,000	86,000	0.95%
Time deposits	133,655,000	709,000	2.15%	117,976,000	1,060,000	3.61%
Other borrowings	77,645,000	331,000	1.73%	55,337,000	493,000	3.58%

Total interest bearing liabilities	394,131,000	1,412,000	1.45%	378,114,000	2,236,000	2.38%

Noninterest-bearing deposits	113,582,000			128,868,000
Other liabilities	6,068,000			6,785,000

Total liabilities	513,781,000			513,767,000
Shareholders’ equity	63,820,000			60,134,000

	$577,601,000			$573,901,000

Net interest income & margin		$6,425,000	5.08%		$6,427,000	4.94%

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